SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                Date of report (Date of earliest event reported):
                                  July 30, 1998



                          OneLink Communications, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


       0-25764                                          41-1675041
(Commission File Number)                (I.R.S. Employer Identification Number)


                          10340 Viking Drive, Suite 150
                             Eden Prairie, MN 55344
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 996-9000
              (Registrant's Telephone Number, Including Area Code)



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Item 4.    Changes in Registrant's Certifying Accountant.

         Effective July 28, 1998, the Board of Directors of OneLink Communications, Inc. (the "Company"), acting on the recommendation of management, approved the engagement of Lund Koehler Cox & Arkema LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Lund Koehler Cox & Arkema LLP replaces the firm of Ernst & Young LLP, who was dismissed effective July 28, 1998 as the Company's certified public accountants responsible for auditing the Company's financial statements.

         Ernst & Young LLP's reports for the last two fiscal years contained an emphasis paragraph with respect to the Company's ability to continue as a going concern without obtaining additional capital due to recurring losses and negative cash flows from operations. Ernst & Young LLP's reports contained no adverse opinions, disclaimers, qualifications or modifications as to audit scope, accounting principles, or uncertainty, other than the previously mentioned uncertainty.

         For each of the two fiscal years ended December 31, 1997 and December 31, 1996 respectively, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, the Company's internal controls, reliability of management's representations, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their reports.

         A copy of this disclosure is being provided to Ernst & Young LLP via facsimile concurrently with the filing of this report.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ONELINK COMMUNICATIONS, INC.
                                    (Registrant)


Date:  July 31, 1998                 By  /s/ Michael J. Ryan
                                       Michael J. Ryan, Chief Financial Officer





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                                  Exhibit Index

Exhibit
No.             Description

16.1            Letter regarding change in certifying accountant.